Exhibit 10.2
THE SECURITIES REPRESENTED HEREBY (THE “WARRANTS”) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE WARRANTS MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.
[INSERT DEALER NAME] [INSERT DEALER ADDRESS] | TEL: [INSERT DEALER TELEPHONE NUMBER]
Opening Transaction

To:	NetApp, Inc.
495 East Java Drive
Sunnyvale, CA 94089

A/C:	[Insert Account Number]

From:	[Insert Dealer Name]

Re:	Issuer Warrant Transaction

Ref. No:	[Insert Reference Number]

Date:	June 4, 2008
Dear Sir(s):
     The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [      ] (“Dealer”) and NetApp, Inc. (“Issuer”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
     1. This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. For purposes of the Equity Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call Option or an Option, as context requires.
     Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
     This Confirmation evidences a complete and binding agreement between Dealer and Issuer as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) as if Dealer and Issuer had executed an agreement in such form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without reference to its choice of laws doctrine, other than Title 14 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the replacement of the word “third” in the last line of Section 5(a)(i) of the Agreement with the word “second,” (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Issuer with a “Threshold Amount”

of USD50 million and (iv) the deletion of the phrase “, or becoming capable at such time of being declared,” in the seventh line of Section 5(a)(vi) of the Agreement).
     All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.
     The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer and Issuer or any confirmation or other agreement between Dealer and Issuer pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Issuer, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Issuer are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.
     2. The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:

Trade Date:	June 4, 2008

Effective Date:	June 10, 2008, or such other date as agreed between the parties, subject to Section 8(k) below.

Components:	The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Issuer

Buyer:	Dealer

Shares:	The Common Stock of Issuer, par value USD0.001 (Ticker Symbol: “NTAP”).

Number of Warrants:	For each Component, as provided in Annex A to this Confirmation.

Warrant Entitlement:	One Share per Warrant

Strike Price:	USD41.28

Premium:	USD[ ]

Premium Payment Date:	The Effective Date

Exchange:	NASDAQ Global Select Market

Related Exchange:	All Exchanges located in the United States.

Procedures for Exercise:
     In respect of any Component:

Expiration Time:	Valuation Time

Expiration Date:	As provided in Annex A to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, the Calculation Agent shall have the right to elect, in its reasonable discretion, that the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date in respect of any other Component for the Transaction). “Final Disruption Date” means November 12, 2013. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may reasonably determine that such Expiration Date is a Disrupted Day only in part, in which case the Calculation Agent shall make adjustments to the Number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Automatic Exercise:	Applicable; and means that the Number of Warrants for the corresponding Expiration Date will be deemed to be automatically exercised at the Expiration Time on such Expiration Date unless Dealer notifies Seller (by telephone or in writing) prior to the Expiration Time on such Expiration Date that it does not wish Automatic Exercise to occur, in which case Automatic Exercise will not apply to such Expiration Date.

Issuer’s Telephone Number and Telex and/or Facsimile Number

and Contact Details for purpose of Giving Notice:

To:	NetApp, Inc.
495 East Java Drive
Sunnyvale, CA 94089
Attn:	Treasurer
Telephone:	(408) 822-6000
Facsimile:	(408) 822-4501

With a copy to:	NetApp, Inc.
495 East Java Drive
Sunnyvale, CA 94089
Attn:	General Counsel
Telephone:	(408) 822-6000
Facsimile:	(408) 822-4501
Settlement Terms:
     In respect of any Component:

Settlement Currency:	USD

Settlement Method Election:	Applicable; provided that (i) Issuer may elect Cash Settlement only if Issuer represents and warrants to Dealer in writing on the date of such election that, as of such date, (A) none of Issuer and its executive officers is aware of any material nonpublic information regarding Issuer or the Shares, (B) Issuer is electing Cash Settlement in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, (C) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (D) the capital of Issuer is adequate to conduct the business of Issuer, (E) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature, (F) it would be able to purchase the Number of Shares in compliance with the laws of Issuer’s jurisdiction or organization, (G) it has the power to make such election and to execute and deliver any documentation relating to such election that it is required by this Confirmation to deliver and to perform its obligations under this Confirmation and has taken all necessary action to authorize such election, execution, delivery and performance, and (H) such election and performance of its obligations under this Confirmation do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and (ii) any election of settlement method shall apply to all Components. At any time prior to making a Settlement Method Election, Issuer may, without the consent of Dealer, amend this Confirmation by notice to Dealer to eliminate Issuer’s right to elect Cash Settlement.

Electing Party:	Issuer

Settlement Method Election Date:	The third Scheduled Trading Day immediately preceding the Expiration Date for the Component with the earliest Expiration Date.

Default Settlement Method:	Net Share Settlement

Net Share Settlement:	On each Settlement Date, Issuer shall deliver to Dealer a number of Shares equal to the Number of Shares to be Delivered for such Settlement Date to the account specified by Dealer and cash in lieu of any fractional Share valued at the Relevant Price on the Valuation Date corresponding to such Settlement Date. If, in the reasonable judgment of Issuer or Dealer, based on advice of counsel, for any reason, the Shares deliverable upon Net Share Settlement would not be immediately freely transferable by Dealer under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then Dealer may elect to either (x) accept delivery of such Shares notwithstanding any restriction on transfer or (y) have the provisions set forth in Section 8(b) below apply.

The Number of Shares to be Delivered shall be delivered by Issuer to Dealer no later than 12:00 noon (local time in New York City) on the relevant Settlement Date.

Number of Shares to be Delivered:	In respect of any Exercise Date, subject to the last sentence of Section 9.5 of the Equity Definitions, the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii) (A) the excess of the VWAP Price on the Valuation Date occurring on such Exercise Date over the Strike Price (or, if there is no such excess, zero) divided by (B) such VWAP Price.

VWAP Price:	For any Exchange Business Day, as reasonably determined by the Calculation Agent based on NASDAQ Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session), as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Exchange Business Day, on Bloomberg page “NTAP.UQ <Equity> AQR” (or any successor thereto) (or if such published volume weighted average price is unavailable or is manifestly incorrect, the market value of one Share on such Exchange Business Day, as reasonably determined by the Calculation Agent using a volume weighted method).

Option Cash Settlement Amount:	In respect of any Exercise Date, the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii) (A) the excess of the VWAP Price on the Valuation Date occurring on such Exercise Date over the Strike Price (or, if there is no such excess, zero).

Other Applicable Provisions:	The provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Issuer is the issuer of the Shares.
Adjustments:
     In respect of any Component:

Method of Adjustment:	Calculation Agent Adjustment; provided that in respect of an Extraordinary Dividend, “Calculation Agent Adjustment” shall be as described under “Extraordinary Dividend Adjustment” below; and provided further that the parties agree that open market Share repurchases at prevailing market prices or accelerated share repurchases, forward contracts or similar transactions on customary terms (including without limitation any discount to average VWAP prices) shall not be considered Potential Adjustment Events. For the avoidance of doubt, Calculation Agent Adjustment (including, without limitation, in respect of Extraordinary Dividends) shall continue to apply until the obligations of the parties (including any obligations of Issuer pursuant to Section 8(e) below) under the Transaction have been satisfied in full.

Extraordinary Dividend:	Any cash dividend or distribution on the Shares with an ex-dividend date occurring on or after the Trade Date and on or prior to the Expiration Date (or, if any Deficit Shares are owed pursuant to Section 8(e) below, such later date on which Issuer’s obligations under this Transaction have been satisfied in full).

Extraordinary Dividend Adjustment:	If at any time during the period from and including the Trade Date, to but excluding the Expiration Date for the Component with the latest Expiration Date (or, if any Deficit Shares are owed pursuant to Section 8(e) below, such later date on which Issuer’s obligations under this Transaction have been satisfied in full), an ex-dividend date for an Extraordinary Dividend occurs, then the Calculation Agent will make adjustments to any one or more of the Strike Price, the Number of Warrants, the Warrant Entitlement and/or any other variable relevant to the exercise, settlement, payment or other terms of the Transaction as it reasonably determines appropriate to account for the economic effect on the Transaction of such Extraordinary Dividend (and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).
Extraordinary Events:
     Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination); provided that the Calculation Agent may elect Component Adjustment for all or part of the Transaction.

Tender Offer:	Applicable; provided that for the purposes of Section 12.3(d)(ii) of the Equity Definitions, references in the definition of Tender Offer under the Equity Definitions to 10% shall be replaced with 20%.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Modified Calculation Agent Adjustment:	Upon the occurrence of any Merger Event pursuant to which the holders of Issuer’s Shares would be entitled to receive cash, securities or other property for their Shares and for which Modified Calculation Agent Adjustment would apply, if, as a result of such Merger Event, Issuer would be different from the issuer of the Shares under this Confirmation, then, on or prior to the effective date of such Merger Event, the Issuer and the issuer of the Shares under this Confirmation will enter into a supplemental confirmation as a condition precedent to the adjustments contemplated in Section 12.2(e)(i) of the Equity Definitions, with such supplemental confirmation containing representations, warranties and agreements relating to securities law and other issues as reasonably requested by Dealer that Dealer has determined, in its reasonable discretion, to be reasonably necessary or appropriate to allow Dealer to continue as a party to the Transaction, as adjusted under Section 12.2(e)(i) of the Equity Definitions, and to preserve its hedging or hedge unwind activities in connection with the Transaction in a manner compliant with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, and if such conditions are not met in all material respects or if the Calculation Agent determines that no adjustment that it could make under Section 12.2(e)(i) of the Equity Definitions will produce a commercially reasonable result, then the consequences set forth in Section 12.2(e)(ii) of the Equity Definitions shall apply.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Hedging Party on the Trade Date.”

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable

(e) Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	2.00% per annum

(f) Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	0.25% per annum

Hedging Party:	Dealer

Determining Party:	Dealer

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3. Calculation Agent:	Dealer. All determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner. Following any calculation by the Calculation Agent hereunder, upon a prior written request by Issuer, the Calculation Agent will provide to Issuer by e-mail to the e-mail address provided by Issuer in such prior written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such calculation. No transferee of Dealer with respect to any Options in accordance with the terms of this Confirmation shall act as Calculation Agent with respect to such transferred Options without the prior consent of Issuer, such consent not to be unreasonably withheld.
     4. Account Details:
          Dealer Payment Instructions:
               [       ]
          Account for delivery of Shares to Dealer:
               To be provided by Dealer
          Issuer Payment Instructions:
                To be provided by Issuer.
     5. Offices:
          The Office of Dealer for the Transaction is:
                [       ]
          The Office of Issuer for the Transaction is:
                [       ]
     6. Notices: For purposes of this Confirmation:
     (a) Address for notices or communications to Issuer:

To:	NetApp, Inc.
495 East Java Drive
Sunnyvale, CA 94089
Attn:	Treasurer
Telephone:	(408) 822-6000
Facsimile:	(408) 822-4501

With a copy to:	NetApp, Inc.
495 East Java Drive
Sunnyvale, CA 94089
Attn:	General Counsel
Telephone:	(408) 822-6000
Facsimile:	(408) 822-4501
     (b) Address for notices or communications to Dealer:

To:
Attn:	[ ]
[ ]

Telephone:	[ ]
Facsimile:	[ ]

With a copy to:

Attn:	[ ]
[ ]
Telephone:	[ ]
Facsimile:	[ ]
     7. Representations, Warranties and Agreements:
     (a) In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Issuer represents and warrants to and for the benefit of, and agrees with, Dealer as follows:
     (i) On the Trade Date, (A) none of Issuer and its executive officers and directors is aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.
     (ii) Without limiting the generality of Section 13.1 of the Equity Definitions, Issuer acknowledges that neither Dealer nor any of its affiliates is making any representations or warranties or taking a position or expressing any view with respect to the treatment of the Transaction under any accounting standards, including FASB Statements 128, 133 (as amended), 149 or 150, EITF Issue No. 00-19, 01-6, 03-6 or 07-5 (or any successor issue statements) or under the FASB’s Liabilities & Equity Project..
     (iii) Prior to the Trade Date, Issuer shall deliver to Dealer a resolution of Issuer’s board of directors authorizing the Transaction and such other certificate or certificates as Dealer shall reasonably request.
     (iv) Issuer is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.
     (v) Issuer is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (vi) On the Trade Date and the Premium Payment Date (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.
     (vii) Issuer shall not take any action to decrease the number of Available Shares below the Capped Number (each as defined below).
     (viii) Issuer understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
     (ix) (A) During the period starting on the first Expiration Date and ending on the last Expiration Date (the “Settlement Period”), the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,”

as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (B) Issuer shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the second Exchange Business Day immediately following the Settlement Period.
     (x) During the Settlement Period, neither Issuer nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 of the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer, except for purchases from its employees that are not “Rule 10b-18 purchases” as defined in Rule 10b-18(a)(13).
     (xi) Issuer agrees that it (A) will not during the Settlement Period make, or permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction or potential Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares; (B) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made; and (C) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (i) Issuer’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date that were not effected through Dealer or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date. Such written notice shall be deemed to be a certification by Issuer to Dealer that such information is true and correct. In addition, Issuer shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
     (xii) Any Shares issued or delivered in connection with the Transaction shall be duly authorized and validly issued, fully paid and non-assessable, and the issuance or delivery thereof shall not be subject to any preemptive or similar rights.
     (b) Each of Dealer and Issuer agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.
     (c) Each of Dealer and Issuer acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof. Accordingly, Dealer represents and warrants to Issuer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof, (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.
     (d) Each of Dealer and Issuer agrees and acknowledges that Dealer is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22),

101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.
     (e) Issuer shall deliver to Dealer (i) an incumbency certificate, dated as of the Trade Date, of Issuer in customary form and (ii) an opinion of counsel, dated as of the Trade Date and reasonably acceptable to Dealer in form and substance, with respect to due incorporation, existence and good standing of the Issuer in Delaware, its qualifications as a foreign corporation and good standing in California, the due authorization, execution and delivery of the Confirmation, and the absence of conflict of the execution and delivery of the Confirmation with any material agreement required to be filed as any exhibit to the Issuer’s Annual Report on Form 10-K and the Issuer’s charter documents
     (f) Issuer represents and warrants that it has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.
     Each party acknowledges and agrees to be bound by the Conduct Rules of the National Association of Securities Dealers, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.
     8. Other Provisions:
     (a) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Issuer shall owe Dealer any amount pursuant to Section 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of a Tender Offer, Merger Event, Insolvency or Nationalization, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Issuer is the Defaulting Party or a Termination Event in which Issuer is the Affected Party that resulted from an event or events within Issuer’s control) (a “Payment Obligation”), Issuer shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 4:00 P.M., New York City time, on the Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:	Applicable and means that Issuer shall deliver to Dealer the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value of property contained in one Share Termination Delivery Unit, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Issuer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other Applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Issuer is the issuer of any Share Termination Delivery Units (or any security forming a part thereof). If, in the reasonable judgment of Issuer or Dealer, based on advice of counsel, for any reason, any securities comprising the Share Termination Delivery Units deliverable pursuant to this Section 8(a) would not be immediately freely transferable by Dealer under Rule 144 under the Securities Act, then Dealer may elect to either (x) permit delivery of such securities notwithstanding any restriction on transfer or (y) have the provisions set forth in Section 8(b) below apply.
     (b) Registration/Private Placement Procedures. (i) With respect to the Transaction, the following provisions shall apply to the extent provided for above opposite the caption “Net Share Settlement” in Section 2 or in paragraph (a) of this Section 8. If so applicable, then, at the election of Issuer by notice to Dealer within one Exchange Business Day after the relevant delivery obligation arises, but in any event at least one Exchange Business Day prior to the date on which such delivery obligation is due, either (A) all Shares or Share Termination Delivery Units, as the case may be, delivered by Issuer to Dealer shall be covered by an effective registration statement of Issuer for immediate resale by Dealer (such registration statement and the corresponding prospectus (the “Prospectus”) (including, without limitation, any sections describing the plan of distribution) in form and content commercially reasonably satisfactory to Dealer) or (B) Issuer shall deliver additional Shares or Share Termination Delivery Units, as the case may be, so that the value of such Shares or Share Termination Delivery Units, as determined by the Calculation Agent to reflect an appropriate liquidity discount, equals the value of the number of Shares or Share Termination Delivery Units that would otherwise be deliverable if such Shares or Share Termination Delivery Units were freely tradeable (without prospectus delivery) upon receipt by Dealer (such value, the “Freely Tradeable Value”); provided that, if requested by Dealer, Issuer shall make the election described in this clause (B) with respect to Shares delivered on all Settlement Dates no later than one Exchange Business Day prior to the first Exercise Date, and the applicable procedures described below shall apply to all Shares delivered on the Settlement Dates on an aggregate basis. (For the avoidance of doubt, as used in this paragraph (b) only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)
     (ii) If Issuer makes the election described in clause (b)(i)(A) above:

     (A) Dealer (or an affiliate of Dealer designated by Dealer) shall be afforded a reasonable opportunity to conduct a due diligence investigation with respect to Issuer that is customary in scope for underwritten follow-on offerings of equity securities of companies of comparable size, maturity and lines of business and that yields results that are commercially reasonably satisfactory to Dealer or such affiliate, as the case may be, in its discretion; and
     (B) Dealer (or an affiliate of Dealer designated by Dealer) and Issuer shall enter into an agreement (a “Registration Agreement”) on commercially reasonable terms in connection with the public resale of such Shares or Share Termination Delivery Units, as the case may be, by Dealer or such affiliate substantially similar to underwriting agreements customary for underwritten follow-on offerings of equity securities of companies of comparable size, maturity and lines of business, in form and substance commercially reasonably satisfactory to Dealer or such affiliate and Issuer, which Registration Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and Issuer, shall provide for the payment by Issuer of all registration expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for Dealer, and shall provide for the delivery of accountants’ “comfort letters” to Dealer or such affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus as are customarily requested in comfort letters covering follow-on offerings of equity securities of companies of comparable size, maturity and lines of business.
     (iii) If Issuer makes the election described in clause (b)(i)(B) above:
     (A) Dealer (or an affiliate of Dealer designated by Dealer) and any potential institutional purchaser of any such Shares or Share Termination Delivery Units, as the case may be, from Dealer or such affiliate identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Issuer customary in scope for private placements of equity securities of companies of comparable size, maturity and lines of business (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), subject to execution by such recipients of customary confidentiality agreements reasonably acceptable to Issuer;
     (B) Dealer (or an affiliate of Dealer designated by Dealer) and Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Shares or Share Termination Delivery Units, as the case may be, by Issuer to Dealer or such affiliate and the private resale of such shares by Dealer or such affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities of companies of comparable size, maturity and lines of business, in form and substance commercially reasonably satisfactory to Dealer and Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all fees and expenses of counsel for Dealer, shall contain representations, warranties and agreements of Issuer reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use commercially reasonable efforts to provide for the delivery of accountants’ “comfort letters” to Dealer or such affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares as are customarily requested in comfort letters covering private placements of equity securities of companies of comparable size, maturity and lines of business;
     (C) Issuer agrees that any Shares or Share Termination Delivery Units so delivered to Dealer, (i) may be transferred by and among Dealer and its affiliates, and Issuer shall effect such transfer without any further action by Dealer and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such

Shares or any securities issued by Issuer comprising such Share Termination Delivery Units, Issuer shall promptly remove, or cause the transfer agent for such Shares or securities to remove, any legends referring to any such restrictions or requirements from such Shares or securities upon delivery by Dealer (or such affiliate of Dealer) to Issuer or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer); and
     (D) Issuer shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Issuer to Dealer (or any affiliate designated by Dealer) of the Shares or Share Termination Delivery Units, as the case may be, or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Shares or Share Termination Delivery Units, as the case may be, by Dealer (or any such affiliate of Dealer).
     (c) Make-whole Shares. If Issuer makes the election described in clause (i)(B) of paragraph (b) of this Section 8, then Dealer or its affiliates may sell (which sale shall be made in a commercially reasonable manner) such Shares or Share Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which Dealer or its affiliates completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the Freely Tradeable Value. If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds exceed the Freely Tradeable Value, Dealer shall return such remaining Shares or Share Termination Delivery Units to Issuer. If the Freely Tradeable Value exceeds the realized net proceeds from such resale, Issuer shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 8(c). This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 8(e).
     (d) Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Dealer be entitled to receive, or shall be deemed to receive, any Shares if, immediately upon giving effect to such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than 8.5% or more of the outstanding Shares or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Section 203 of the Delaware General Corporation Law (the “DGCL Takeover Statute”) or other federal, state or local regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws (including, without limitation, “interested stockholder” or “acquiring person” status under the DGCL Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received minus (y) 1.0% of the number of Shares outstanding on the date of determination (either such condition described in clause (i) or (ii), an “Excess Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Issuer’s obligation to make such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Issuer that such delivery would not result in the existence of an Excess Ownership Position.
     (e) Limitations on Settlement by Issuer. Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Issuer be required to deliver Shares in connection with the Transaction in excess of the product of two, the aggregate Number of Warrants for all Components at the time of delivery and the Warrant Entitlement at the time of delivery (such product, the “Capped Number”); provided that, solely for purposes of determining the Capped Number, the Number of Warrants for a Component and the Warrant Entitlement at the time of delivery shall take into account only adjustments made in accordance with the provisions of this Confirmation as a result of any Potential Adjustment Event or Extraordinary Event or other event, in each case, that was initiated by, and effectuated under the control of, Issuer (it being understood, for the avoidance of doubt, that an event initiated by Issuer shall not be deemed to be effectuated outside of the control of Issuer merely because effectuating such event requires approvals that are outside of Issuer’s control). Issuer represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares of the Issuer that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Issuer shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(e) (the resulting deficit, the “Deficit Shares”), Issuer shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent, that (A) Shares are repurchased, acquired or otherwise received by Issuer or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Issuer additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Issuer shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Issuer shall not, until Issuer’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Issuer’s obligations to Dealer under the Transaction.
     (f) Equity Rights. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Issuer’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Issuer’s bankruptcy to any claim arising as a result of a breach by Issuer of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that the obligations of Issuer under this Confirmation are not secured by any collateral that would otherwise secure the obligations of Issuer herein under or pursuant to any other agreement.
     (g) Amendments to Equity Definitions. The following amendments shall be made to the Equity Definitions:
     (i) For the purposes of any adjustment under Section 11.2(c) of the Equity Definitions in respect of a Potential Adjustment Event described in Section 11.2(e)(ii), (v) and (vi) thereof only, the first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material effect on the theoretical value of the relevant Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and, the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”; and
     (ii) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by inserting at the end of the Section the phrase “or a material effect on the theoretical value of the Warrants.”
     (h) Transfer and Assignment. Dealer may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, at any time without the consent of Issuer, subject to the restrictions set forth in the legend appearing at the top of this Confirmation. Dealer shall as soon as reasonably practicable notify Issuer of such transfer or assignment.
     (i) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Issuer and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Issuer relating to such tax treatment and tax structure.
     (j) Additional Termination Events. The occurrence of any of the following shall constitute an Additional Termination Event with respect to which the Transaction shall be the sole Affected Transaction and Issuer shall be the sole Affected Party and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement; provided that with respect to any Additional Termination Event, Dealer may choose to treat part of the Transaction as the sole Affected Transaction, and, upon the termination of the Affected Transaction, a Transaction with terms identical to those set forth herein except with a Number of Warrants equal to the unaffected number of Warrants shall be treated for all purposes as the Transaction, which shall remain in full force and effect:
     (i) Dealer reasonably determines that it is advisable to terminate a portion of the Transaction so that Dealer’s related hedging activities will comply with applicable securities laws, rules or regulations or related policies and procedures of Dealer (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer), or Dealer, despite using commercially reasonable efforts, is unable or reasonably determines that it is impractical or illegal to hedge its obligations pursuant to this Transaction in the public market without registration under the Securities Act or as a result of any legal, regulatory or self-regulatory requirements;
     (ii) at any time at which any Excess Ownership Position (as defined above) occurs, Dealer, in its discretion, is unable to effect a transfer or assignment to a third party of the Transaction or any other transaction between the parties after using its commercially reasonable efforts on pricing terms reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists; provided that Dealer shall treat only that portion of the Transaction as the Affected Transaction as necessary so that such Excess Ownership Position no longer exists;
     (iii) any Person (as defined below) other than Issuer files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing, or Issuer otherwise becomes aware, that such Person has acquired beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Issuer’s capital stock entitling the Person to exercise 50% or more of the total voting power of all shares of Issuer’s capital stock entitled to vote generally in elections of directors;

     (iv) Issuer merges or consolidates with or into any other Person, other than a subsidiary, another Person merges with or into Issuer, or Issuer conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any merger or consolidation:
(A)	that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Shares and pursuant to which the consideration received by holders of Shares immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of our voting securities immediately prior to the transaction; or

(B)	which is effected solely to change Issuer’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Shares solely into shares of common stock of the surviving entity; or
     (v) Issuer is liquidated or dissolved or holders of Shares approve any plan or proposal for Issuer’s liquidation or dissolution.
Notwithstanding the foregoing, a transaction set forth in clause (iii) or (iv) above will not constitute an Additional Termination Event, in each case, if at least 90% of the consideration received for the Shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of capital stock traded or quoted on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction).
     “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     (k) Effectiveness. If, on or prior to the Effective Date, Dealer reasonably determines that it is advisable to cancel the Transaction because of concerns that Dealer’s related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, the Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation to the other party in respect of the Transaction.
     (l) Extension of Settlement. Dealer may divide any Component into additional Components and designate the Expiration Date and the Number of Warrants for each such Component if Dealer determines, in its reasonable discretion, that such further division is necessary or advisable to preserve Dealer’s hedging activity hereunder in light of existing liquidity conditions in the cash market or stock loan market or to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Issuer or an affiliated purchaser of Issuer, be compliance with applicable legal and regulatory requirements.
     (m) No Netting and Set-off. The provisions of Section 2(c) of the Agreement shall not apply to the Transaction. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.
     (n) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring the Issuer to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by EITF 00-19 as in effect on the relevant Trade Date (including, without limitation, where the Issuer so elects to deliver cash or fails timely to elect to deliver Shares or Share Termination Delivery Property in respect of such settlement).
     (o) Payments by Dealer upon Early Termination. The parties hereby agree that, notwithstanding anything to the contrary herein, in the Definitions or in the Agreement, following the payment of the Premium, in the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to the Transaction or the Transaction is terminated or cancelled pursuant to Article 12 of the Equity Definitions and, as a result, Dealer would owe to Issuer an amount calculated under Section 6(e) of the Agreement or Article 12 of the Equity Definitions, such amount shall be deemed to be zero.
     (p) Governing Law. THE AGREEMENT, THIS CONFIRMATION AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT AND THIS CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     (q) Amendment. This Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Issuer and Dealer. If Goldman, Sachs & Co. exercises the Initial Purchasers’ (as defined in the Purchase Agreement) right under the Purchase Agreement to purchase additional convertible notes as set forth therein, then Dealer and Issuer will either enter into a new confirmation evidencing a corresponding number of additional warrants to be issued by Issuer to Dealer or amend this Confirmation (in each case on pricing terms acceptable Dealer and Issuer) (such additional confirmation or amendment to this Confirmation to provide for the payment by Dealer to Issuer of the additional premium related thereto in an amount to be agreed between the parties).
     (r) Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     9. Arbitration.
     (a) All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.
     (b) Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.
     (c) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.
     (d) The arbitrators do not have to explain the reason(s) for their award.
     (e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Issuer is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.
     (f) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.
     (g) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.
     (h) Issuer agrees that any and all controversies that may arise between Issuer and Dealer, including, but not limited to, those arising out of or relating to the Agreement or the Transaction hereunder, shall be determined by arbitration conducted before The New York Stock Exchange, Inc. (“NYSE”) or NASD Dispute Resolution (“NASD-DR”), or, if the NYSE and NASD-DR decline to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force. The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

     (i) No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Issuer is excluded from the class by the court.
     Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.

     Issuer hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Issuer with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to [       ], Facsimile No. [      ].

Yours faithfully, [INSERT DEALER NAME]
By:
Name:
Title:

Agreed and Accepted By:
NETAPP, INC.
By:
Name:
Title:

Annex A
For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

Component Number	Number of Warrants	Expiration Date
1		September 3, 2013
2		September 4, 2013
3		September 5, 2013
4		September 6, 2013
5		September 9, 2013
6		September 10, 2013
7		September 11, 2013
8		September 12, 2013
9		September 13, 2013
10		September 16, 2013
11		September 17, 2013
12		September 18, 2013
13		September 19, 2013
14		September 20, 2013
15		September 23, 2013
16		September 24, 2013
17		September 25, 2013
18		September 26, 2013
19		September 27, 2013
20		September 30, 2013
21		October 1, 2013
22		October 2, 2013
23		October 3, 2013
24		October 4, 2013
25		October 7, 2013
26		October 8, 2013
27		October 9, 2013
28		October 10, 2013
29		October 11, 2013
30		October 14, 2013
31		October 15, 2013
32		October 16, 2013
33		October 17, 2013
34		October 18, 2013
35		October 21, 2013
36		October 22, 2013
37		October 23, 2013
38		October 24, 2013
39		October 25, 2013
40		October 28, 2013